                                                                    Exhibit 5.1


                       [Letterhead of Steven R. Sullivan]

                               September 19, 2002


Ameren Corporation
1901 Chouteau Avenue
St. Louis, Missouri 63103


Ladies and Gentlemen:

         I am Vice President, General Counsel and Secretary of Ameren Corporation, a Missouri corporation (the "COMPANY"). The Company, Ameren Capital Trust I and Ameren Capital Trust II have filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement on Form S-3, as amended, (Registration Nos. 333-89970, 333-89970-01 and 333-89970-02)
("REGISTRATION STATEMENT No. 333-89970") under the Securities Act of 1933, as amended ("Securities Act"), with respect to up to $1,472,875,000 maximum aggregate offering price of securities, which was declared effective by the Commission on August 14, 2002. Registration Statement No. 333-89970 contained a combined prospectus which included $82,875,000 aggregate principal amount of securities which remained registered and unsold under a Registration Statement on Form S-3, as amended, (Registration Statement No. 333-81774) filed by the Company under the Securities Act. On September 10, 2002, the Company issued and sold 8,050,000 shares of its Common Stock, $.01 par value (the "SHARES").

         In connection with the issuance and sale of the Shares by the Company, I have reviewed originals (or copies certified or otherwise identified to my satisfaction) of each Registration Statement, as amended (including the exhibits thereto), the Restated Articles of Incorporation and By-Laws of the Company as in effect on the date hereof, a specimen of the Shares, corporate and other documents, records and papers and certificates of public officials. In connection with such review, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the conformity to the originals of the documents submitted to me as certified or photostatic copies, the authenticity of the originals of such documents and all documents submitted to me as originals and the correctness of all statements of fact contained in such original documents. I am a member of the Bar of the State of Missouri and, for purposes of this opinion, do not hold myself out as an expert of the laws of any jurisdiction other than the State of Missouri.

         On the basis of such review, I am of the opinion that the Shares have been duly authorized, validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 1 to Registration Statement No. 333-89970 dated September 19, 2002.

                               Very truly yours,

                               /S/  STEVEN R. SULLIVAN
                               ------------------------------

                               Steven R. Sullivan
                               Vice President, General Counsel and Secretary